    July ____, 2005

Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C.  20549

Re:  Authorization to Sign Rule 16 Forms

I am a Senior Vice President of General Electric Company ("GE")

and,until further written notice, I hereby individually authorize

Michael R. McAlevey (GE's Chief Corporate and Securities Counsel),

Tom J. Kim (GE's Corporate and Securities Counsel), Ning Chiu

GE's Corporate and Securities Counsel), and Eliza W. Fraser

GE's Associate Corporate Counsel) to sign on my behalf the

attached Form 3 and any Form 4, Form 5 or related form that

I have filed or may file hereafter in connection with my

direct or indirect beneficial ownership of General Electric

Company securities, and to take any other action of any

type whatsoever in connection with the foregoing which

in his or her opinion may be of benefit to, in the best

interest of, or legally required by me.

  Very truly yours,

  Mark W. Begor

STATE OF ______________ )

     ) ss

COUNTY OF ____________ )

Subscribed and sworn to before me on this the ___th of July,

2005.

     _________________________

     Name:

      Notary Public

     My commission expires _________